Exhibit 10.4
Execution Version
LEASING COSTS GUARANTY
This LEASING COSTS GUARANTY (this “Guaranty”), dated as of September 14, 2020, is made by ALEXANDER’S, INC., a Delaware corporation, having an address at c/o Alexanders, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (the “Guarantor”), to JPMORGAN CHASE BANK, N.A., a national banking association (together with its successors and/or assigns, the “Administrative Agent”), as administrative agent for the benefit of the “Lenders” (each a “Lender” and collectively, together with each of their successors and/or assigns, the “Lenders”) under that certain Loan Agreement hereinafter defined.
RECITALS:
WHEREAS, pursuant to a certain Loan Agreement, dated as of August 5, 2015, by and among 731 Retail One LLC, a Delaware limited liability company, and 731 Commercial LLC, a Delaware limited liability company (jointly, severally and collectively, the “Borrower”), the Administrative Agent and the lenders party thereto, as amended by that certain Waiver and Amendment No. 1 to Loan Agreement, dated as of October 10, 2019, by and among the Borrower, the Administrative Agent and the Lenders and consented to by the Guarantor, as further amended by that certain letter agreement dated August 19, 2020, by and among, the Borrower, the Administrative Agent and the Lenders, and consented to, acknowledged and agreed by the Guarantor (as amended, the “Initial Loan Agreement”), the Lenders made a loan in the principal amount of $350,000,000 (the “Loan”);
WHEREAS, concurrently herewith the Borrower, the Guarantor, the Administrative Agent and the Lenders are entering into that certain Omnibus Amendment to Loan Documents and Reaffirmation of Borrower and Guarantor dated as of the date hereof (the “Omnibus Amendment”; the Initial Loan Agreement, as amended by the Omnibus Amendment, and as may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Omnibus Amendment, amends the Loan Agreement to, among other things, extend the maturity date of the Loan;
WHEREAS, the Guarantor has derived financial and other benefits from the Loan and expects to derive financial and other benefits from the modification to the Loan as set forth in the Omnibus Amendment;
WHEREAS, it is a condition to the Administrative Agent and the Lenders executing the Omnibus Amendment that the Guarantor execute and deliver this Guaranty to the Administrative Agent for the benefit of the Lenders, and the Lenders are unwilling to enter into the Omnibus Amendment unless this Guaranty is so delivered by the Guarantor; and
WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Loan Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Lenders to enter into the Omnibus Amendment, the Guarantor hereby agrees for the benefit of the Administrative Agent and the Lenders as follows:
1.Guaranty
To the extent that, from and after the date hereof, (a) the Borrower enters into any Lease (a “Future Lease”), or enters into any supplement, amendment or other modification of a Lease granting the tenant thereunder more term and/or additional space or memorializing the exercise by any tenant pursuant to such tenant’s Lease of any option to extend the term of such Lease or to expand the space demised to such tenant under such Lease (a “Lease Modification”), or (b) a tenant under any Lease existing as of the date hereof exercises an option existing in such Lease as of the date hereof to extend the term of such Lease or to expand the space demised to such tenant under such Lease and no supplement, amendment or other modification of such Lease is entered into to memorialize
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such exercise (a “Lease Option Exercise”; a Future Lease, a Lease Modification, or a Lease Option Exercise, a “Subject Lease Transaction”), the Guarantor absolutely and unconditionally guarantees to the Administrative Agent and the Lenders and their successors, endorsees and assigns, (i) the prompt payment of all obligations of the landlord in respect of such Subject Lease Transaction to pay tenant improvement costs and allowances and leasing commissions, (ii) the prompt performance of all obligations of the landlord in respect of such Subject Lease Transaction to perform landlord work and other capital expenditures in order to make the space demised under such Subject Lease Transaction ready for initial occupancy (including initial occupancy after any such Lease Modification or Lease Option Exercise) by the tenant thereunder and/or as a condition to such tenant’s obligation to commence the payment of rent thereunder, and (iii) the prompt payment and performance of all other obligations of the landlord under such Subject Lease Transaction to make the space demised under such Subject Lease Transaction ready for initial occupancy (including initial occupancy after any such Lease Modification or Lease Option Exercise) by the tenant thereunder and/or as a condition to such tenant’s obligation to commence the payment of rent thereunder, in each case of clauses (i), (ii) and (iii), as and when such obligations are due (collectively, the “Guaranteed Obligations”); provided, however, the Guaranteed Obligations shall not include the payment or performance of any landlord obligation during any free rent period granted to the tenant under such Subject Lease Transaction, other than the payment and performance of landlord obligations to make the space demised under such Subject Lease Transaction ready for initial occupancy (including initial occupancy after any such Lease Modification or Lease Option Exercise) or that landlord has otherwise agreed to pay or perform to achieve the initial buildout (including the initial buildout after any such Lease Modification or Lease Option Exercise) of the space demised under such Subject Lease Transaction. For the avoidance of doubt, a Subject Lease Transaction shall not include (x) any Lease or any supplement, amendment or other modification of any Lease entered into by or on behalf of Administrative Agent or any Lender or any of their respective agents, designees, successors and assigns, or any conservator, trustee, receiver or the like appointed by any of the foregoing, (y) any option to extend the term of a Lease or to expand the space demised to a tenant under a Lease that is exercised by the tenant under such Lease, or any Lease Modification memorializing such exercise that is entered into, at any time following the occurrence of an Event of Default, or (z) any option to extend the term of a Lease or to expand the space demised to a tenant under a Lease, or any Lease Modification memorializing such option, that, in either case, becomes effective following the Maturity Date (or, if earlier, the occurrence of an Event of Default).
The Guarantor acknowledges that one or more demands for payment may be made under this Guaranty.
2.Financial Covenants
The Guarantor warrants, represents and covenants to the Administrative Agent and the Lenders that: (a) the Guarantor is and shall remain solvent; (b) the financial statements delivered by Guarantor are true and correct in all material respects as of the date of such financial statements; (c) there has been no Material Adverse Change in the financial condition of Guarantor since the date of such most recently delivered financial statements, (d) the Guarantor shall comply with the financial reporting requirements applicable to the Guarantor that are set forth in Section 8.2 of the Loan Agreement, (e) as of the date hereof Guarantor has a Net Worth greater than the Guarantor’s Minimum Net Worth and Liquid Assets greater than Guarantor’s Minimum Liquid Assets, and (f) Guarantor shall at all times maintain a Net Worth of not less than Guarantor’s Minimum Net Worth and Liquid Assets of not less than Guarantor’s Minimum Liquid Assets.
3.Representations and Warranties
The Guarantor represents and warrants to the Administrative Agent that:
(a)Power and Authority. The Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized; and all requisite action has been taken by the Guarantor to make this Guaranty valid and binding upon the Guarantor and enforceable in accordance with its terms.
(b)Binding Agreement. This Guaranty constitutes the valid and legally binding obligations of the Guarantor and is enforceable in accordance with its terms, except as such enforceability may be limited by

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applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.
(c)Litigation. Except as disclosed in Guarantor’s financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Guarantor, threatened, against the Guarantor which if adversely determined would have a Material Adverse Effect.
(d)Required Consents. All consents, approvals and authorizations, if any, required for the execution, delivery and performance of this Guaranty have been obtained, and no other consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority or other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of this Guaranty or is required as a condition to the validity or enforceability of this Guaranty. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority prevents the execution, delivery or performance of, or affects the validity of, this Guaranty.
(e)No Conflicting Agreement. The Guarantor is not in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its properties is bound which, in any case, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty. The execution, delivery or carrying out of the terms of this Guaranty will not result in the breach of any term or provision of any of the Guarantor’s organizational documents or constitute a default thereunder, or result in the creation or imposition of, or obligation to create, any lien or other encumbrance upon any property of the Guarantor or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.
(f)Compliance with Applicable Laws. The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which, in any case, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty.
4.Covenants
The Guarantor covenants and agrees that, in the event that the Borrower or the Guarantor does not timely pay or perform any of the Guaranteed Obligations when due under the applicable Subject Lease Transaction or other agreement in respect of the applicable Subject Lease Transaction (e.g., a brokerage agreement governing the terms of any commission owning in respect of such Subject Lease Transaction), the Administrative Agent may pay or perform said obligations at the expense of the Guarantor. Any amounts expended by the Administrative Agent in the exercise of any rights of the Administrative Agent hereunder shall be paid to the Administrative Agent within ten (10) Business Days after demand by Administrative Agent is made upon the Guarantor for such payment, and until paid shall accrue interest at the Default Rate.
5.Unconditional and Continuing Nature of Guaranty
(a)Unconditional Guaranty. The obligations of the Guarantor hereunder are absolute and unconditional, under all circumstances and irrespective of the genuineness, validity, regularity, discharge, release or enforceability of the Loan Documents, or of any instrument evidencing the Loan or of any collateral therefor or of the existence or extent of such collateral or of the obligations of the Guarantor under this Guaranty or any other guaranty relating to the Loan.
(b)Modification of Agreements. The Guarantor agrees that the Administrative Agent or any Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange, release, substitute or surrender any collateral for, renew or extend any of, or change the amount of, the Loan or increase the interest rate thereon, and may also make any agreement with the Borrower or with any other party to or person liable on any of the Loan, or any guarantor of

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or hypothecator of collateral or other surety for the Loan or any interest therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Administrative Agent, the Lender and the Borrower or any such other party or person, without in any way impairing or affecting this Guaranty.
(c)Continuing Guaranty. This is a continuing Guaranty and shall remain in full force and effect and be binding upon the Guarantor and the Guarantor’s successors and assigns until released in accordance with subsection (e) below. If any of the present or future Guaranteed Obligations are guaranteed by Persons in addition to the Guarantor, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them, shall not discharge or affect the Guaranteed Obligations of the Guarantor under this Guaranty. In addition, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of any of the Persons comprising the Guarantor shall not discharge or affect the liabilities of any of the other Persons comprising the Guarantor under this Guaranty.
(d)Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection, and neither the Administrative Agent nor the Lenders shall be under any obligation to take any action against the Borrower or any other person liable with respect to any of the Guaranteed Obligations or resort to any collateral security securing any of the Guaranteed Obligations or this Guaranty as a condition precedent to the Guarantor being obligated to make payment and perform as agreed herein.
(e)Release. Upon the indefeasible repayment in full of the Loan and all other sums due in connection therewith, the liability of the Guarantor under this Guaranty shall be automatically released.
6.Reinstatement
This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of all or any part of any payment made under this Guaranty is rescinded or must be restored or returned by the Administrative Agent or any Lender whether under any reorganization, bankruptcy, receivership or insolvency proceeding or otherwise; and the Guarantor agrees that it will indemnify the Administrative Agent and the Lenders on demand for all out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any of the Lenders in connection with such rescission or restoration, including any such out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
7.Waivers
The Guarantor hereby waives for the benefit of the Administrative Agent and the Lenders:
(a)Waiver of Notice, Presentment. Notice of the acceptance of this Guaranty and of the making of the Loan or extensions of credit or the incurrence of any other obligation by the Borrower pursuant to the Loan Documents, presentment to or demand of payment from anyone whosoever liable upon the Indebtedness or any of the Guaranteed Obligations, protest, notice of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.
(b)Waiver of Claims. Any rights to claim or interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among the Administrative Agent, any Lender, the Borrower and/or the Guarantor or to seek injunctive relief.
(c)Subrogation. Until such time as the Administrative Agent and the Lenders shall have been indefeasibly paid in full all of the Indebtedness, the Guarantor subordinates any rights to be subrogated to the rights of the Administrative Agent and the Lenders with respect to the Guaranteed Obligations and the Guarantor subordinates any right to, and agrees that it will not institute or take any action against the Borrower seeking, contribution, reimbursement or indemnification by the Borrower with respect to any payments made by the Guarantor to the Administrative Agent or the Lenders.

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(d)WAIVER OF JURY TRIAL.  EACH PARTY HERETO (AND THE ADMINISTRATIVE AGENT AND THE LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (AND THE ADMINISTRATIVE AGENT AND THE LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .
(e)WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTOR AND (BY THEIR ACCEPTANCE OF THIS GUARANTY) THE ADMINISTRATIVE AGENT AND THE LENDERS AGREES THAT IT SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE GUARANTOR AND THE ADMINISTRATIVE AGENT AND THE LENDERS, AS APPLICABLE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.
(f)Other Defenses. Any defense or benefits that may be derived from or afforded by laws which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
8.Miscellaneous
(a)Successors and Assigns. This Guaranty shall bind the undersigned, its legal representatives, successors, and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their successors, endorsees and assigns.
(b)Enforcement of Loan Documents. The obligations of the undersigned are in addition to, and not in diminution of, the obligations of the Borrower and the Guarantor under any other Loan Document. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent of any right, remedy or power hereunder or under any other Loan Document preclude any other or future exercise thereof or the exercise of any other right, remedy or power.
(c)Liabilities Unimpaired. The liability of the Guarantor under this Guaranty shall not be limited or impaired by reason of any amendment, waiver or modification of the provisions of any Loan Document, the release or substitution of any collateral securing the Loan, any transfer of the Project or any part thereof to the Administrative Agent or its nominee, any failure on the part of the Administrative Agent or the Lenders to record or otherwise perfect any lien or security interest in any such collateral, any sale or transfer of the Project or any part thereof or any determination that any Loan Document is illegal or unenforceable
(d)Reserved.
(e)Guarantor’s Acknowledgements. The Guarantor hereby acknowledges (i) receipt and approval of the Mortgage, the Loan Agreement and each Loan Document referred to therein, and (ii) it has derived or expects to derive a financial or other benefit from each and every obligation incurred by the Borrower to the Administrative Agent and the Lenders under or pursuant to the Mortgage and the other Loan Documents.

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(f)Assignment. This Guaranty may be assigned by the Administrative Agent on behalf of the Lenders and its benefits shall inure to any such assignee, in each case, as assigned in accordance with the terms of the Loan Agreement.
(g)Post Default Interest. The Guarantor agrees that any of the Guaranteed Obligations which are not paid within ten (10) Business Days of Administrative Agent’s demand shall accrue interest at the Default Rate until paid in full, all such interest being payable to the Administrative Agent for the benefit of the Lenders on demand.
(h)Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.
(i)Headings Descriptive. Section headings have been inserted in this Guaranty for convenience only and shall not in any way affect the meaning or construction of any provision hereof.
(j)Severability. Every provision of this Guaranty is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
(k)Remedies Cumulative. Each and every right, remedy and power granted to the Administrative Agent or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Administrative Agent at any time and from time to time.
(l)Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of any State of New York or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Guarantor hereby agrees that the Administrative Agent shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the courts of the City of New York or the United States of America located in New York, New York and hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it.
(m)Entire Agreement. This Guaranty contains the entire agreement and understanding between the Administrative Agent and the Guarantor with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.
(n)Amendments. This Guaranty may not be amended except by a writing signed by an authorized officer of the Guarantor and the Administrative Agent in accordance with the requirements of Section 12.2 of the Loan Agreement, and compliance with its terms may not be waived, orally or by course of dealing, without a writing signed by an authorized officer of the party sought to be charged with such waiver.
(o)Notices. All notices, requests and demands to or upon the Guarantor or the Administrative Agent shall be in writing and shall be deemed to have been duly given or served for all purposes if delivered or served in accordance the terms of with Section 12.1 of the Loan Agreement.
(p)Expenses. If any suit or proceeding is instituted by the Administrative Agent on behalf of itself or the Lenders for the enforcement of any of the provisions of this Guaranty, the Guarantor shall pay to the Administrative Agent within ten (10) Business Days of demand, all out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees and actual disbursements) in connection with such suit or proceeding, and until such expenses are paid, the same shall accrue interest at the Default Rate. The obligations of the Guarantor under this paragraph shall survive any termination of the Guarantor’s other obligations under this Guaranty.

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(q)Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty, no direct or indirect shareholder, partner, member, principal, Affiliate, employee, officer, trustee, director, agent or other representative of the Guarantor (each, a “Related Party”) shall have any personal liability for, nor be joined as a party to any action with respect to, the payment, performance or discharge of any covenants, obligations or undertakings of the Guarantor under this Guaranty, and by acceptance hereof, the Administrative Agent and the Lenders for themselves and their respective successors and assigns irrevocably waive any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any such Related Party under or by reason of or in connection with this Guaranty. In addition to the foregoing, notwithstanding anything contained in this Guaranty to the contrary, in no event shall the assets of any Related Party (including any distributions made by the Guarantor to its direct or indirect members, partners or shareholders) be available to satisfy any obligation of the Guarantor hereunder. Nothing contained in this paragraph shall diminish any of Borrower’s obligations under any of the Loan Documents.
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IN WITNESS WHEREOF, the Guarantor has duly executed and entered into this Leasing Costs Guaranty as of the day and year first above written.
ALEXANDER’S, INC.,
a Delaware corporation

By:    /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary
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